Exhibit 99.1

Contact:

David Smith

212-515-7783

NEW SENIOR ANNOUNCES ADDITIONS TO POST-INTERNALIZATION MANAGEMENT TEAM

NEW YORK — December 21, 2018 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today the appointment of David Smith as Executive Vice President and Chief Financial Officer and the appointment of Bhairav Patel as Executive Vice President of Finance and Accounting. These appointments will take effect as of January 1, 2019, in conjunction with the internalization of the Company’s management function.

Mr. Smith brings 15 years of REIT experience to the Company. Prior to his appointment as Chief Financial Officer, Mr. Smith served as a Managing Director in the Private Equity Group of Fortress Investment Group LLC (“Fortress”), where he led capital markets and investor relations activities for the Company. Prior to joining Fortress, Mr. Smith held various finance, capital markets and investor relations roles at Ventas (NYSE: VTR) and Omega Healthcare Investors (NYSE: OHI), and began his career in the real estate investment banking group at A.G. Edwards.

Mr. Patel has over 15 years of finance and accounting experience. Prior to his appointment as Executive Vice President of Finance and Accounting, Mr. Patel served as a Managing Director of Fortress. At Fortress, Mr. Patel served in various finance and accounting roles, including head of Fortress’s financial planning & analysis group and principal accounting officer of the Company. Mr. Patel will continue to serve as the Company’s principal accounting officer. Prior to joining Fortress, Mr. Patel served as an accounting manager at GSC Group, a credit-based alternative investment manager.

With these appointments, the post-internalization management team, led by Susan Givens as Chief Executive Officer, is in place, and the completion of the internalization remains on track for a January 1, 2019 effective date.

ABOUT NEW SENIOR

New Senior Investment Group (NYSE: SNR) is a publicly-traded real estate investment trust with a diversified portfolio of senior housing properties located across the United States. As of September 30, 2018, New Senior is one of the largest owners of senior housing properties, with 133 properties across 37 states. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully manage the transition to self-management and to retain its senior executives and directors pending consummation of the internalization. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.